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CUSIP No. 649290-20-2                  13D           Page 8 of 43 Pages
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                                    EXHIBIT 1

                          SECURITY AND ESCROW AGREEMENT
                          -----------------------------

                  Escrow Agreement between (i) JOHN D. KUHNS, residing at 15 White Hollow Road, Lakeville, Connecticut 06039 ("Borrower"); (ii) HENRY HERMANN, residing at 6425 Brookshire Drive, Dallas, Texas 75230 (the "Lender"); and (iii) Olshan Grundman Frome & Rosenzweig LLP, a partnership with offices at 505 Park Avenue, New York, New York 10022 ("Escrow Agent").

                  WHEREAS, Borrower has delivered to Lender a Promissory Note in the principal amount of $300,000 (the "Note"); and

                  WHEREAS,  Lender wishes to receive collateral security for the
Note in the form of shares of The New World Power Corporation with a value of $600,000, but Borrower has available only 175,000 shares and Borrower will use its best efforts to increase the number of shares in escrow (the "NWPC Shares"), or other collateral owned by Borrower, when possible; and

                  WHEREAS, the Borrower has delivered to the Escrow Agent the NWPC Shares to the Escrow Agent so that the NWPC Shares to be held by Escrow Agent as collateral security for the Lender until the Note is paid in full;

                  It is hereby agreed, by the parties hereto as follows:

                  1. The NWPC Shares delivered to Escrow Agent under this Agreement, and all dividends earned thereon or proceeds thereof, including interest on any proceeds or dividends (the "Escrowed

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CUSIP No. 649290-20-2                  13D           Page 9 of 43 Pages
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Amount"),  shall be held by  Escrow  Agent in  escrow  and  disposed  of only as follows:

                           (a)      Except upon an Event of  Default  under  the
Note, Borrower or his designee shall be the sole person authorized to direct the sale of any NWPC Shares in the Escrow Account or to vote, by proxy or otherwise, any securities held in the Escrow Account.

                           (b)      Upon  an  Event of  Default under  the Note,
Escrow Agent shall be required to promptly liquidate any collateral in the Escrow Account, but only in any amount sufficient to make the payment then due under the Note, net of brokerage fees and commissions.

                           (c)      The Escrowed Amount  shall  not  be  used to
purchase any other securities, except with the written approval of Borrower and Lender.

                           (d)      Upon payment in  full  of  the principal and
interest due under the Note of the Escrowed Amount, or any remaining portion thereof, shall be promptly returned to Borrower.

                           (e)      All   communications   to,   or  from,   any
financial institution that may receive the Escrowed Amount shall be sent simultaneously to Escrow Agent, Lender and Borrower. The parties shall cooperate in preparing any written directions to any financial institution to effectuate this agreement.

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CUSIP No. 649290-20-2                  13D           Page 10 of 43 Pages
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                  2. Lender  shall have a  continuing  security  interest in the
NWPC shares, monies and other property and all proceeds if any of the foregoing, now or hereinafter held in the Escrowed Amount as Collateral Security for the payment of the Note. Borrower agrees to execute all documents necessary to protect, perfect or further Lender's security interest.

                  3. In the event the closing price on any day for New World's shares when multiplied by the NWPC Shares is less than $300,000, Borrower shall be required to deposit, within 5 business days, additional New World Shares or other collateral deemed acceptable by the Lender with Escrow Agent, upon written request therefore, so that the closing price of New World multiplied by the NWPC Shares plus the mutually agreed upon value of any additional collateral shall be no less than $300,000.

                  a. When the Borrower has succeeded in increasing the collateral for this loan in escrow, the minimum value of the escrow required to be maintained will be increased by an amount to be agreed upon by the Lender and the Borrower. (The Lender wishes the minimum value to be at least $450,000.00). If the value of the Collateral is less than the negotiated amount (which will be more than $300,000), Borrower shall then be required to deposit within 5 business days additional collateral with the Escrow Agent to maintain a total value in escrow at the amount to be negotiated by the Lender and the Borrower.

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CUSIP No. 649290-20-2                  13D           Page 11 of 43 Pages
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                  4. If Escrow Agent shall have received a written notice signed
by  either  party  advising   Escrow  Agent  that  a  dispute  has  arisen  over
distribution to the Escrowed Amount, Escrow Agent will not be obligated to make any delivery of the Escrowed Amount (or any portion thereof) until receipt by Escrow Agent of an authorization in writing signed by all the persons believed by Escrow Agent to have an interest in such dispute, directing the disposition of the Escrowed Amount (or any portion thereof), or, in the absence of such authorization, Escrow Agent may hold the Escrowed Amount (or any portion thereof) until the final determination of the right of the parties in an
appropriate  proceeding.   If  such  written  authorization  is  not  given,  or
proceedings for such determination are not begun and diligently continued, Escrow Agent is not required to bring an appropriate action or proceeding for leave to place the Escrowed Documents (or any portion thereof) in court, pending such determination, but may at the Escrow Agent's sole discretion, on notice to the parties, deposit the Escrowed Amount (not theretofore released by Escrow Agent pursuant to the provisions hereof) with the Clerk of the Supreme Court of the State of New York in New York County, New York, and upon making such
deposit,   Escrow  Agent  shall  be  relieved  and  discharged  of  all  further obligations and liability hereunder.

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CUSIP No. 649290-20-2                  13D           Page 12 of 43 Pages
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                  5. Escrow Agent is acting as a  stakeholder  only,  its duties being purely ministerial, at the request of the parties and for their convenience. Escrow Agent shall not be deemed to be the agent or trustee for either of the parties and shall not be liable to either of the parties for any act or omission unless it involves willful misconduct or gross negligence on the part of Escrow Agent. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible or liable in any manner whatsoever for (1) the sufficiency, correctness, genuineness, or validity of any check or other instrument delivered to it, (2) the form of execution of any such instruments,
(3) the identity, authority, or rights of any person executing or delivering any such instrument, (4) the terms and conditions of any instrument pursuant to which the parties may act, (5) any loss of interest or dividends resulting from a delay in investing or reinvesting the Escrowed Amount, (6) any loss resulting from, in connection with, or arising from the deposit or investment of the Escrowed Amount, as provided herein, including, but not limited to, the failure, refusal or inability of any institution(s) with which the Escrowed Amount has been deposited or invested to repay any portion of the principal amount of or any interest or dividend accrued on the Escrowed Amount. The parties shall and hereby do jointly and severally indemnify and hold harmless Escrow Agent from and against all claims and costs, including, but not limited to, reasonable

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CUSIP No. 649290-20-2                  13D           Page 13 of 43 Pages
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attorneys'  fees (either paid to retain  attorneys or amounts  representing  the fair value of legal services rendered to or for itself), incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to acts or omissions involving willful misconduct or gross negligence on the part of Escrow Agent.

                  6. Notwithstanding anything to the contrary contained herein, Lender agrees that Olshan Grundman Frome & Rosenzweig LLP, or any firm with which he is affiliated, may represent Borrower in any action, suit or other proceeding between the parties, or in which the parties may be involved, including any action relating to the NWPC shares, the Escrowed Amount of this Agreement.

                  7. No change or termination of this Agreement affecting the rights, duties, or liability of Escrow Agent shall be binding upon Escrow Agent unless agreed to in writing by Escrow Agent.

                  8. Notices, demands and requests to Escrow Agent shall be given by hand and by certified mail, addressed to Escrow Agent at its address above. Notices from Escrow Agent to the parties shall be sent to the addresses in the Note.

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CUSIP No. 649290-20-2                  13D           Page 14 of 43 Pages
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                  9. The  parties  federal  employee  identification  or  social security numbers are:

                           Borrower         ###-##-####
                           Lender           ###-##-####

                  10. Escrow Agent has signed below for the sole purpose of agreeing to act as such in accordance with the terms and conditions of this Escrow Agreement.

                  11. The parties hereby acknowledge and agree that the fact that Escrow Agent's representation of Borrower does not constitute a conflict of interest and hereby consent to Escrow Agent acting in such dual capacity.

                  12. Escrow Agent acknowledges receipt of the NWPC Shares in the amount of 175,000 shares.

                  13. In the event of the death, disability or resignation of Escrow Agent, Borrower shall designate, upon notice to all other parties, a successor Escrow Agent, who shall be a duly licensed attorney with his or her principal office in New York County.

Dated: As of January 12, 1996


                                       ESCROW AGENT:

                                       /s/OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                       -----------------------------------------
                                          OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP

                                       /s/ John D. Kuhns
                                       -----------------------------------------
                                           John D. Kuhns

                                       /s/ Henry Hermann
                                       -----------------------------------------
                                           Henry Hermann